WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5

<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet, Consolidated Statement of Operations, Note D - Other
Balance Sheet Information and Schedule II - Valuation and Qualifying Accounts and is qualified in its entirety by reference to such Form 10-K for the fiscal year ended June 30, 1997.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-START>                             JUN-01-1996
<PERIOD-END>                               JUN-30-1997
<EXCHANGE-RATE>                                      1
<CASH>                                           242.2
<SECURITIES>                                         0
<RECEIVABLES>                                    262.2
<ALLOWANCES>                                      17.9
<INVENTORY>                                       14.5
<CURRENT-ASSETS>                                 554.6
<PP&E>                                           254.7 <F1>
<DEPRECIATION>                                   131.7 <F1>
<TOTAL-ASSETS>                                 1,034.8
<CURRENT-LIABILITIES>                            428.5
<BONDS>                                           63.3
<PREFERRED-MANDATORY>                             85.5
<PREFERRED>                                      138.3
<COMMON>                                           0.4
<OTHER-SE>                                       284.1
<TOTAL-LIABILITY-AND-EQUITY>                   1,034.8
<SALES>                                          304.5
<TOTAL-REVENUES>                               1,268.4
<CGS>                                            226.6
<TOTAL-COSTS>                                    961.0
<OTHER-EXPENSES>                                  87.0 <F2>
<LOSS-PROVISION>                                  10.3
<INTEREST-EXPENSE>                                10.9
<INCOME-PRETAX>                                 (22.3)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              (6.7)
<DISCONTINUED>                                    76.6
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                      69.9
<EPS-PRIMARY>                                     1.47
<EPS-DILUTED>                                     1.44


<F1> PP&E Cost and Accumulated depreciation include capitalzied non-consumable spares inventory.
<F2> Other costs and expenses includes $36.3 million of net
     acquisition-related, Chapter 11-related and other restructuring charges.
